Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

LHA

Anne Marie Fields

afields@lhai.com

212.838.3777

PROTALEX TO PRESENT AT RODMAN & RENSHAW ANNUAL GLOBAL INVESTMMENT CONFERENCE

Florham Park, N.J. (September 4, 2014) – Protalex, Inc. (OTCBB: PRTX), a clinical-stage biopharmaceutical company, today announces its participation in the Rodman & Renshaw Annual Global Investment Conference to be held September 8-10, 2014 at the New York Palace Hotel in New York City.

James W. Dowe, Vice Chairman of the Company’s Scientific Advisory Board, will present a corporate overview on Wednesday, September 10th at 10:00 a.m. Eastern time. The presentation will be webcast live and archived on the Company’s website at www.protalex.com.

The Company will also file the corporate presentation with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K.

About Protalex, Inc.

Protalex, Inc. is a clinical-stage biopharmaceutical company focused on the development of a class of drugs for treating autoimmune and inflammatory diseases including rheumatoid arthritis (RA). Protalex’s lead product, PRTX-100, is a formulation of a proprietary, highly purified form of Staphylococcal Protein A, which is an immunomodulatory protein produced by bacteria. PRTX-100 has the ability, at very low concentrations, to bind to human B-lymphocytes and macrophages and to modulate immune processes. The safety, tolerability, and pharmacokinetics of PRTX-100 have been characterized in five clinical studies. In a Phase 1b clinical trial in adult patients with active RA in South Africa PRTX-100 was generally safe and well tolerated at all dose levels, and at the higher doses, more patients showed improvement in their CDAI (Clinical Disease Activity Index) for RA than did patients at the lower dose or placebo cohorts.

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